UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2008 (April 3, 2008)

Rapid Link, Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-22636	75-2461665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5408 N. 99 th Street
Omaha, Nebraska 68134
(Address of principle executive offices, including Zip Code)

Registrant's telephone number, including area code (402) 392-7561

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 1.01. Entry into a Material Definitive Agreement

On April 3, 2008, Rapid Link, Incorporated (the “Registrant”), a Delaware corporation, and its subsidiaries, Telenational Communications, Inc., a Delaware corporation (“Telenational”), and One Ring Networks, Inc., a Georgia corporation (“One Ring” and together with Telenational and the Registrant, the “RL Companies”), entered into a Security Agreement (“Security Agreement”) dated as of March 31, 2008 by and among  LV Administrative Services, Inc. (“Agent”) and certain lenders including, Lender, Valens U.S. SPV I (“Valens”) and Valens Offshore SPV II Corp. (“Valens II” and together with Valens, the “Lenders”), a copy of which is attached hereto as Exhibit 10.1.  LV Administrative Services, Inc. acts as Administrative and Collateral Agent for the lenders.

Under the Security Agreement, the Lenders committed to purchase up to $7.0 million in debt securities from the RL Companies. $4.5 million of the debt were to be purchased in cash and the other $2.5 million with assets of iBroadband Companies (as defined below).  Upon the signing of the Security Agreement, Valens II provided the RL Companies with $1,800,000 of gross financing, and the RL Companies issued Valens II a 10% Secured Term A Note in the principal amount of $1,800,000 (“Term A Note”) and the Registrant issued Valens II a Common Stock Purchase Warrant to purchase 5,625,000 shares of our common stock at $0.01 per share (“Warrant”).  The Warrant may be exercised in a cashless manner.   The Note and Warrant are attached hereto as Exhibits 4.1 and 4.2 to this Form 8-K.  Interest accrues under the Term A Note at 10% per annum and is payable monthly commencing April 1, 2008.  Amortizing payments of principal shall commence on October 1, 2009 of $85,000 per month, plus accrued interest and any other fees then due.  The Term A Note matures on March 31, 2011.  The RL Companies may prepay the Term A Notes by paying 110% of the outstanding principal and repaying all amounts owed under the Security Agreement and all ancillary documents.

The Lenders have agreed to provide additional debt financings upon the occurrence of subsequent events, including the RL Companies’ purchase of iBroadband Network, Inc., a Texas corporation, and iBroadband of Texas, Inc., a Delaware corporation (“iBroadband Companies”).  Valens II has agreed to purchase from the RL Companies a 10% Secured Term B Note in the principal amount of $1.5 million and a Warrant to purchase shares of our common stock at $0.01 per share for a purchase price of $1.5 million.  The number of shares subject to the Warrant will equal 25% of the Term B Note, divided by the then current stock trading price.  For example, if the stock trading price were $0.08 per share, then the Warrant would be exerciseable for 4,687,500 shares of our common stock.

Valens II will lend $1.5 million for the Term B Note and Warrant upon the satisfaction of the following conditions in a manner satisfactory to the Agent: (a) the sale of substantially all of the assets of iBroadband Network, Inc. and iBroadband of Texas, Inc. to any of the RL Companies by Valens (“iBroadband Acquisition”); (b) no event of default under the Security Agreement shall have occurred and then be continuing, (c) the execution and delivery of the Secured Term B Notes by the RL Companies and (d) the issuance of Warrants to the Lenders for shares of Common Stock in an amount equal to twenty five percent (25%) of Term B Note divided by the then current stock price.  Interest accrues at 10% per annum and is payable monthly commencing April 1, 2008.  Amortizing payments of principal shall commence on October 1, 2009 of $85,000 per month, plus accrued interest and any other fees then due.  The Term B Note matures on March 31, 2011.  The RL Companies may prepay the Term B Note by paying 110% of the outstanding principal and repaying all amounts owed under the Security Agreement and all ancillary documents.

Valens has agreed to lend the RL Companies secured revolving loans (“Secured Revolving Notes”) from time to time.  The aggregate amount of the revolving loans may not exceed the lesser of (a) $1.2 million minus the Reserves or (b) 90% of the net face amount of the certain accounts of the RL Companies minus the Reserves (“Formula Amount”).   The “Reserves” shall mean $300,000 plus any additional reserves determined by the Agent, subject to decrease depending on satisfaction of the applicable financial milestone.  The Agent may permit the revolver loan to exceed the Formula Amount by up to 50% at its discretion (“Overadvance”).  Interest accrues at the “prime rate” as published in the Wall Street Journal + 3% (but no less than 9%) and is payable monthly commencing the first month after the loan has been made.  The revolving loan matures on March 31, 2011.  The RL Companies may prepay the revolving loan.  Each Overadvance shall bear additional interest at a rate equal to one percent (1.00%) per month of the amount of such Overadvance for all times such amounts shall be in excess of the Formula Amount.

The revolving loans may be made upon satisfaction of the following conditions in a manner, and evidenced as applicable by agreements, instruments and documents, satisfactory in form and substance to Agent:  (a) the consummation of the iBroadband Acquisition, (b) no Event of Default shall have occurred and then be continuing, (c) the execution and delivery by the RL Companies of the Secured Revolving Notes and (d) the issuance of Warrants to the Lenders for shares of Common Stock in an amount equal to twenty five percent (25%) of the Revolving Commitment Amount divided by the then current fair market value.

The RL Companies shall, jointly and severally, pay (A) to Valens Capital Management, LLC, the investment manager of Valens and Valens II (“VCM”), a non-refundable payment in an amount equal to one and one-half percent (1.50%) of the aggregate principal amount of the Secured Revolving Notes, Term A Notes and Term B Notes, plus reasonable expenses (including reasonable legal fees and expenses) incurred in connection with the entering into of this Agreement and the Ancillary Agreements, plus expenses incurred in connection with each of VCM and/or Lenders’ due diligence review of the Company and its Subsidiaries and all other related matters; (B) to Valens and Valens II (“Specified Lenders”), a non-refundable payment in an amount equal to one percent (1.00%) of the aggregate principal amount of the Secured Revolving Notes, Term A Notes and Term B Notes; and (C) to the Specified Lenders, an advance prepayment discount deposit equal to one percent (1.00%) of the aggregate principal amount of the Secured Revolving Notes, Term A Notes and Term B Notes.  These payment obligations relating to Term A Notes plus reasonable expenses (including reasonable legal fees and expenses) incurred in connection with the entering into of this Agreement and the Ancillary Agreements, plus expenses incurred in connection with each of VCM and/or Lenders’ due diligence review of the Company and its Subsidiaries and all other related matters, shall be paid on the Closing Date.  Such payments relating to the Secured Revolving Notes and Term B Notes, shall be paid at the time the Revolving Commitment Conditions and Term Loan B Conditions are respectively satisfied, out of funds held pursuant to a funds escrow agreement and a disbursement letter executed in connection therewith.

Each RL Company has granted the Agent on behalf of the Lenders, a continuing security interest in and lien upon all assets of such RL Companies.  The Registrant has also executed a Stock Pledge Agreement pledging all of the stock of Telenational and One Ring to the Agent on behalf of the Lenders.

Upon the closing of the iBroadband Acquisition, the RL Companies shall purchase the assets of iBroadband and issue secured promissory notes in the aggregate amount of approximately $2.43 million to the applicable Lenders (“Deferred Purchase Price Notes”), including a $293,000 loan to Valens and a $2.25 loan from Lender.  Interest accrues at 10% per annum and is payable monthly commencing the month after the Note has been granted.  The outstanding principal shall be on the maturity date, which shall be March 31, 2011.  The Deferred Purchase Price Notes shall bear interest at the prime rate plus 3% and amend and restate certain notes made by iBroadband, Inc. in favor of Lender on November 7, 2006.  The RL Companies may prepay the Deferred Purchase Price Notes by paying 110% of the outstanding principal and repaying all amounts owed under the Security Agreement and all ancillary documents.

Any of the following will constitute an Event of Default under any Note: (a) failure to make payment of any of the obligations owed to any Lender or Agent when required hereunder, and, in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due; (b) failure by any RL Company or any of its Subsidiaries to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on such Company’s and/or such Subsidiary’s books;  (c) failure to perform under, and/or committing any breach of, in any material respect, this Agreement or any covenant contained herein, which failure or breach shall continue without remedy for a period of 15 days after the occurrence thereof; (d) any representation, warranty or statement made by any RL Company or any of its Subsidiaries hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should prove to be false or misleading in any material respect on the date as of which made or deemed made; (e) the occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of any RL Company or any of its Subsidiaries beyond the grace period (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable; (f) attachments or levies in excess of $75,000 in the aggregate are made upon any RL Companies’ assets or a judgment is rendered against any RL Company’s property involving a liability of more than $50,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof; (g) any change in any RL Company’s or any of its Subsidiary’s condition or affairs (financial or otherwise) which in the Agent’s reasonable, good faith opinion, could reasonably be expected to have a material adverse effect; (h) any lien created hereunder or under any other agreement among the parties for any reason ceases to be or is not a valid and perfected Lien having a first priority interest; (i) any RL Company or any of its subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to without challenge within ten (10) days of the filing thereof, or failure to have dismissed within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing; (j)  any RL Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or except to the extent permitted under this Agreement, cease operations of its present business; (k) any RL Company or any of its Subsidiaries directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of such Company or any interest therein, except as permitted herein; (l) any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than a Lender, APEX Acquisitions or John Jenkins, is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Parent,  (ii) the Board of Directors of the Registrant shall cease to consist of a majority of the Board of Directors of the Parent on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment) or (iii) the Registrant or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity; (m) the indictment or threatened indictment of any RL Company or any of its Subsidiaries or any executive officer of any Company or any of its Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against any Company or any of its Subsidiaries or any executive officer of any Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of any Company or any of its Subsidiaries; (n) an Event of Default shall occur under and as defined in any Note or in any other agreement among the parties (“Ancillary Agreement”);  (o)any RL Company or any of its Subsidiaries shall breach any term or provision of any Ancillary Agreement to which it is a party (including, without limitation, Section 7(e) of the Registration Rights Agreement), in any material respect which breach is not cured within any applicable cure or grace period provided in respect thereof (if any); (p) any Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under this Agreement or any Ancillary Agreement, or any proceeding shall be brought to challenge the validity, binding effect of any Ancillary Agreement or any Ancillary Agreement ceases to be a valid, binding and enforceable obligation of such RL Company or any of its Subsidiaries (to the extent such Persons are a party thereto); (q) an SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Registrant shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice; (r) the Registrant’s failure to deliver Common Stock to any Lender pursuant to and in the form required by the Warrants and this Agreement, if such failure to deliver Common Stock shall not be cured within two (2) Business Days or any Company is required to issue a replacement Note to any Lender and such Company shall fail to deliver such replacement Note within seven (7) business days;  (s) any RL Company, or any of its Subsidiaries shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment on the indebtedness evidenced by the Subordinated Debt Documentation to a Subordinated Lender that was not entitled to receive such payments under the applicable Subordination Agreement;  (t) the Texas Public Utility Commission shall deny Telenational authorization to operate and provide competitive local exchange services within the State of Texas; or (u) failure of the conditions for the iBroadband acquisition to be satisfied on or prior to September 30, 2008, provided, however, such failure shall not constitute an Event of Default if (i) the Lenders, prior to September 30, 2008, accept a higher and better offer for the assets subject of the Secured Party Sale Transaction, (ii) the assets of iBroadband Networks, Inc. and iBroadband of Texas, Inc. are the subject of a bankruptcy proceeding or (iii) any party claiming a interest in the assets of iBroadband Networks, Inc. or iBroadband of Texas, Inc. shall have taken legal action which prohibits or stays the consummation of the iBrodband acquisition.

In the event that the Lenders accept another offer for the assets of the iBroadband Companies, then the principal amount of the Term A Note will be reduced by an amount equal to $300,000 plus the lesser of $100,000 and the actual amount of capital expenditures that the RL Companies have spent on the iBroadband Companies.

The RL Companies provided standard and customary representations and warranties to the Lenders under the Security Agreement regarding among other things: good standing, capitalization, authorization, liabilities, title to assets, intellectual property, taxes, employees, SEC reports and legal compliance.

Each RL Company granted the Lenders a right of first refusal to arrange any Additional Financing (as defined below) to be issued by any RL Company and/or any of its subsidiaries (the “Additional Financing Parties”), subject to the following terms and conditions.  From and after the date of the Security Agreement, prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of the Additional Financing Parties (an “Additional Financing”).

Each RL Company will permit a representative of the Lenders and Agent to attend all meetings of the Board of Directors, subject to a non-disclosure agreement, so long as any obligation is outstanding under the Security Agreement.

The Company also granted Valens II registration rights pursuant to a Registration Rights Agreement dated March 31, 2008 between the Company and Valens II (“Investor”), a copy of which is attached hereto, with respect to the shares underlying the Warrant (“Warrant Shares”).  Under the  Registration Rights Agreement, Investor may demand that the Registrant register the Warrant Shares at any time after 6 months from the date of the Registration Rights Agreement if the Investor is unable to sell the Warrant Shares under Rule 144.  The Registrant has agreed to file such registration statement within 90 days of the demand and then cause such registration statement to become effective within 180 days of such demand.  If the Registrant fails to meet such and other registration statement related obligations, then the Registrant will be required to pay liquidated damages equal to 1.0% of the original principal amount of the Term A Note and if applicable, the Term B Note and Secured Revolving Note for each 30 day period of non-compliance.

The sale of the Term A Note and Warrant closed on April 4, 2008.  The Registrant received gross proceeds of $1,800,000.  Of the gross proceeds, $140,000 was directed to pay legal fees for investors’ counsel, $45,000 was directed to affiliates to Valens for fees incurred with the Term A Note, and $600,000 was used as partial payment of existing debt.  The remaining $945,000 was retained by the Registrant.

As of March 31, 2008, the Registrant and the iBroadBand Companies entered into a Management Services Agreement pursuant to which the iBroadband Companies agreed to retain the Registrant to provide management services in the operation of its business.  These management services include, among other things, assistance with collection of accounts receivables, payment of accounts payables, utilizing bank accounts and deposits, and providing reasonable level of care to customers.  The iBroadband Companies agreed not to take any action outside the ordinary course of business.  The agreement would terminate on the earlier of September 30, 2008 and the date in which the sale of iBroadband Companies’ assets to the Registrant had been satisfied and certain applicable regulatory and contractual obligations had been satisfied.

As of March 31, 2008, the Registrant, the Agent and the Lenders entered into four Subordination Agreements with four existing Registrant creditors, including our Chief Executive Officer, John Jenkins.  Under each agreement, the existing creditor agreed to subordinate its claim and security interests to the Lenders’ claims pursuant to the Security Agreement and Ancillary Agreements.

Effective as of March 8, 2008, the Registrant entered into an Extension Agreement with Trident Growth Fund, L.P. to extend the maturity date of a 10% Secured Convertible Debenture in the original principal amount of $600,000 for an additional year such that the loan would be due on June 30, 2011.  In addition, the Registrant amended an existing Trident warrant to provide for an additional 60,000 shares exerciseable at $0.09 per share.

All agreements described above were executed on or after April 3, 2008.

Item 2.03 Creation of a Direct Financial Obligation

On April 3, 2008, the Company incurred an obligation of $1.8 million in debt financing as more fully described under Item 1.01 above.

Item 3.02. Unregistered Sales of Equity Securities

On April 3, 2008, we issued warrants to purchase 5,625,000 Company shares of our common stock upon exercise at $0.01 per share to an investor in connection with a loan of $1.8 million.  We also amended an existing warrant for another investor to provide for an additional 60,000 Company shares of our common stock exerciseable at $0.09 per share in exchange for an agreement to extend the maturity date under such loan.

We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these securities. Each recipient took its securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

4.2	Form of 10% Secured Term A Note dated as of March 31, 2008 by Rapid Link, Incorporated and its subsidiaries and issued to Valens Offshore SPV II, Corp (“Valens II”)
4.3	Common Stock Purchase Warrant dated as of March 31, 2008 of Rapid Link, Incorporated issued to Valens II
10.1
Security Agreement dated March 31, 2008 by and among LV Administrative Services, Inc. and Rapid Link, Incorporated., One Ring Networks, Inc., Telenational Communications, Inc. and the lenders set forth therein

10.2	Registration Rights Agreement dated as of March 31, 2008 between Rapid Link, Incorporated and Valens II.
10.3	Stock Pledge Agreement dated as of March 31, 2008 by and among LV Administrative Services, Inc. and Rapid Link, Incorporated.
10.4	Management Services dated as of March 31, 2008 by and among Rapid Link, Incorporated and iBroadband, Inc., and iBroadband Networks, Inc.
10.5	Extension Agreement dated as of March 8, 2008 by and between Rapid Link, Incorporated and Trident Growth Fund, L.P.
10.6	Subordination Agreement dated March 31, 2008 by and among LV Administrative Services, Inc. and Rapid Link, Incorporated., and the lenders set forth therein and Trident Growth Fund, L.P.
10.7	Subordination Agreement dated March 31, 2008 by and among LV Administrative Services, Inc. and Rapid Link, Incorporated., and the lenders set forth therein and Global Capital Funding Group, L.P.
10.8	Subordination Agreement dated March 31, 2008 by and among LV Administrative Services, Inc. and Rapid Link, Incorporated., and the lenders set forth therein and GCA Strategic Investment Fund Limited
10.9	Subordination Agreement dated March 31, 2008 by and among LV Administrative Services, Inc. and Rapid Link, Incorporated., and the lenders set forth therein and John Jenkins
10.10	Subordination Agreement dated March 31, 2008 by and among LV Administrative Services, Inc. and Rapid Link, Incorporated., and the lenders set forth therein and Apex Acquisitions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID LINK, INCORPORATED
Date: April 9, 2008	/s/ John A. Jenkins
John A. Jenkins
Chief Executive Officer and Chairman of the
Board